Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

Investor Relations                                Carl Hymans
Tiens Biotech Group (USA), Inc.                   G. S. Schwartz & Co.
Tel:  +86-22-8213-7915                            Tel: 212-725-4500
Fax:  +86-22-8213-7667                            Fax: 212-725-9188
Email: investor@tiens-bio.com                     Email: carlh@schwartz.com
http://www.tiens-bio.com

                TIENS BIOTECH GROUP (USA) REPORTS FOURTH QUARTER
                            AND TWELVE-MONTH RESULTS

NEW YORK - March 30, 2007 -Tiens Biotech Group (USA), Inc. ("the Company" or "Tiens"), (Amex: TBV), www.tiens-bio.com, announced financial results for the fourth quarter and twelve months ended December 31, 2006.

Revenue for fourth quarter 2006 was $16.6 million, compared to $18.0 million in 2005. Net income for fourth quarter 2006 was $5.9 million compared to net income of $5.5 million in 2005. Earnings per share for both fourth quarter 2006 and 2005 were $0.08.

Revenue for full-year 2006 was $66.8 million compared to $68.7 million for 2005. Net income for full-year 2006 was $26.3 million, compared to $26.9 million in 2005. Earnings per share for full-year 2006 were $0.37 compared to $0.38 in 2005.

Revenue by Region

Fourth quarter 2006 revenue in China was $6.8 million, a decrease of 36.4% compared to 2005. Full-year 2006 revenue in China was $27.1 million, a decrease of 29.1% compared to 2005.

In China, Tiens sells its products to Tianjin Tianshi Biological Engineering Co., Ltd. ("Tianshi Engineering"), an affiliated Chinese company. In order to qualify for a direct selling license in China, Tianshi Engineering is required to produce a part of the products that it sells in China. As a result, in January 2006, Tiens began to sell semi-finished products to Tianshi Engineering, which jointly shares Tiens' licenses to produce, manufacture and sell the products. These semi-finished products have a lower sales price than the finished products Tiens had previously sold to Tianshi Engineering.

In addition, management believes that sales to China were negatively impacted by other factors, including:

o Continued consumer uncertainty in China regarding the impact of recently enacted direct selling regulations and uncertainty regarding the timing of the direct selling license application process and approval.

o Increased government and media scrutiny on the direct selling industry, particularly following last year's publication of the new direct selling regulations.

Tianshi Engineering has found that it is taking more time than anticipated to work through the approval process with the Chinese authorities. These authorities have broad discretion in interpreting the regulations and granting necessary approvals. A delay in obtaining approvals at one level can delay its ability to obtain approvals at the next level. The complexity of the approval process as well as the government's continued cautious approach as direct selling develops in China makes it difficult to predict a timeline for obtaining these approvals. The application of Tianshi Engineering for a direct selling license in China is still pending. Until the application is approved, Tianshi Engineering will continue to sell Tiens' products through its branches and chain stores in China.

Fourth quarter 2006 international revenue was $9.8 million, an increase of 34.7% compared to 2005. Full-year 2006 international revenue was $39.7 million, an increase of 30.2% compared to 2005. The increase in international revenue in 2006 was mainly due to significant sales increases in Indonesia, as well as strong revenue growth in Kazakhstan, South Africa, Thailand, Ukraine, Congo and Ghana.

Other Highlights

Cost of sales for fourth quarter 2006 was $4.4 million, a decrease of 9.8%, compared to $4.8 million in 2005. Full-year 2006 cost of sales was $18.1 million, compared to $17.5 million in 2005, an increase of 3.6%. In order to improve product quality, during 2006 Tiens introduced some new manufacturing procedures and stricter quality control testing, which added to its manufacturing costs. In addition, due to the uncertainty of the Chinese market, Tiens did not achieve domestic sales growth and the average fixed cost per unit was higher than in 2005.

Gross profit was $12.2 million for fourth quarter 2006, compared to $13.1 million in 2005. Gross profit was $48.7 million for full-year 2006, compared to $51.2 million in 2005. The gross profit margin for fourth quarter 2006 was 73.7%, compared to 73.0% in 2005, and 72.9% for full-year 2006 compared to 74.6% in 2005.

The decrease in the Company's margins was primarily due to the lower margin on its semi-finished products that it sells to Tianshi Engineering, compared to its finished goods, as well the added manufacturing costs on its goods due to new manufacturing procedures, as discussed in cost of sales above.

Selling, general and administrative expenses were $4.1 million for the fourth quarter 2006 compared to $5.5 million in 2005. Full-year 2006, selling, general and administrative expenses were $12.8 million compared to $13.4 million in 2005.

Selling, general and administrative expenses as a percentage of sales was 25.0% in fourth quarter 2006 compared to 30.7% period in 2005. Selling, general and administrative expenses as a percentage of sales decreased to 19.1% for full-year 2006 from 19.5% in 2005. These decreases primarily reflect a decrease in transportation expenses, as well as a decrease in low cost supplies expenses and expenses relating to the startup costs of Tiens Yihai Co., Ltd., a subsidiary of Tiens. In 2006 Tiens began to sell semi-finished goods to Tianshi Engineering and the transportation costs that were previously incurred by Tiens are now incurred by Tianshi Engineering.

Tiens continues to strive to expand its market share in China through the branches, chain stores, and Chinese affiliated companies of Tianshi Engineering. To enhance its position in this competitive market, Tianshi Engineering continues to increase its marketing activities in China, including opening additional branches across China, developing a nation-wide advertising campaign, encouraging media coverage and strengthening the Tiens brand.

As of December 31, 2006, Tiens USA had $95.4 million of retained earnings and total shareholders' equity of $119.4 million.

Jinyuan Li, Chairman, President and CEO of Tiens, said, "Tiens generated an increase in international revenue in each consecutive quarter of 2006. We experienced only a slight decrease in revenue in 2006 compared to 2005, despite the challenging direct selling regulatory environment in China. We remain positive in our long-term outlook for the Company as we continue to invest in the future and strive to enhance shareholder value."

About Tiens Biotech Group (USA), Inc. www.tiens-bio.com.

Tiens Biotech Group (USA), Inc. (AMEX:TBV) conducts its business operations form Tianjin, People's Republic of China. Tiens primarily engages in the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary nutrition supplement products, and personal care products.

Tiens derives its revenues principally from product sales to affiliated companies in China and internationally in 63 countries. Since its establishment, Tiens has developed and produced 35 nutrition supplements, which include wellness products and dietary nutrition supplements. Tiens has also developed and produced 25 personal care products, which include skin care products and personal washing products. Tiens develops its products at its own product research and development center, which employs highly qualified professionals in the fields of pharmacology, biology, chemistry and fine chemistry. Tiens has obtained all required certificates and approvals from government regulatory agencies to manufacture and sell its products in China.

In China, Tiens conducts the marketing and sales of its products through its affiliated company, Tianshi Engineering. Tianshi Engineering markets and sells Tiens' products in China through chain stores, domestic affiliated companies, and its 111 branches. Outside of China, Tiens sells its products to affiliated companies in 63 countries who in turn sell through an extensive direct sales force, or multi-level marketing sales force. The Company's direct sales marketing program is subject to governmental regulation in each of these countries.

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements are not necessarily indicative of future financial results, and may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; (iv) whether Tianshi Engineering, the Company's affiliate which sells its products in China, obtains a direct selling license in China; and (v) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at http://www.sec.gov under "Search for Company Filings."

                                 -Tables Follow-

                TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (LOSS)
        FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2006 AND 2005

                                         3 months ended December 31        12 months ended December 31
                                       -------------------------------   -------------------------------
                                            2006             2005             2006             2005
                                       --------------   --------------   --------------   --------------
                                         (Unaudited)      (Unaudited)       (Audited)        (Audited)
Revenue - related parties              $   16,587,160   $   17,958,202   $   66,790,466   $   68,688,669
Cost of sales                               4,367,702        4,842,177       18,082,441       17,451,605
                                       --------------   --------------   --------------   --------------
Gross profit                               12,219,458       13,116,025       48,708,025       51,237,064
Selling, general and
 administrative expenses                    4,148,297        5,518,910       12,789,810       13,413,875
                                       --------------   --------------   --------------   --------------
Income from operations                      8,071,161        7,597,115       35,918,215       37,823,189
Other (expense) income, net                    33,633          174,996          161,091         (639,137)
                                       --------------   --------------   --------------   --------------
Income before provision for income
 taxes and minority interest                8,104,794        7,772,111       36,079,306       37,184,052
Provision for income taxes                    635,408          669,089        2,823,899        2,984,302
                                       --------------   --------------   --------------   --------------
Income before minority interest             7,469,386        7,103,022       33,255,407       34,199,750
Minority interest                           1,566,759        1,629,846        6,963,330        7,321,630
                                       --------------   --------------   --------------   --------------
Net income                                  5,902,627        5,473,176       26,292,077       26,878,120
Other comprehensive income Foreign
 currency translation adjustment            1,083,976          196,535        3,480,775        2,246,380
                                       --------------   --------------   --------------   --------------
Comprehensive income                   $    6,986,603   $    5,669,711   $   29,772,852   $   29,124,500
                                       ==============   ==============   ==============   ==============
Earnings per share, basic and
 diluted                               $         0.08   $         0.08   $         0.37   $         0.38
                                       ==============   ==============   ==============   ==============
Weighted average number of shares          71,333,586       71,333,586       71,333,586       71,333,586
                                       ==============   ==============   ==============   ==============

                TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2006 AND 2005

                                     ASSETS

                                                                     2006             2005
                                                                --------------   --------------
CURRENT ASSETS:
 Cash                                                           $   54,270,065   $   77,545,991
 Accounts receivable, trade - related parties, net of
    allowance for doubtful accounts of $86,776 and $206,916
    as of December 31, 2006 and 2005, respectively                  12,926,670        2,165,958
 Accounts receivable, trade - third parties                             18,135                -
 Inventories                                                         6,845,108        7,516,352
 Other receivables                                                     349,905          234,486
 Other receivables - related parties                                 8,397,227        3,281,081
 Employee advances                                                     111,121          145,071
 Prepaid expense                                                     2,135,917        1,698,090
                                                                --------------   --------------
    Total current assets                                            85,054,148       92,587,029
                                                                --------------   --------------

PLANT AND EQUIPMENT, net                                            30,511,319       24,877,688
                                                                --------------   --------------

OTHER ASSETS:
 Intangible assets, net                                                510,183          476,637
 Long-term prepaid expenses                                          7,031,348        3,682,800
 Loans receivable - related party                                   25,640,000                -
                                                                --------------   --------------
    Total other assets                                              33,181,531        4,159,437
                                                                --------------   --------------

       Total assets                                             $  148,746,998   $  121,624,154
                                                                ==============   ==============

                TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2006 AND 2005

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                             2006             2005
                                                        --------------   --------------
CURRENT LIABILITIES:
 Accounts payable                                       $    4,123,105   $    2,698,813
 Advances from customers - related parties                   1,570,120        2,077,130
 Wages and benefits payable                                    992,068        1,045,052
 Other taxes payable                                           969,760        1,413,054
 Other payables                                                500,213          339,390
 Other payables - related parties                              522,105        1,816,534
 Dividend payable to minority interest                         238,311                -
 Current portion of long term debt                           2,130,000        2,130,000
                                                        --------------   --------------
 Total current liabilities                                  11,045,682       11,519,973

LONG TERM DEBT, net of current portion                       6,397,742        8,527,742
                                                        --------------   --------------

 Total liabilities                                          17,443,424       20,047,715
                                                        --------------   --------------

MINORITY INTEREST                                           11,883,323       11,929,040
                                                        --------------   --------------

SHAREHOLDERS' EQUITY:
 Common stock, $0.001 par value, 260,000,000 shares
  authorized, 71,333,586 issued and outstanding,
  respectively                                                  71,334           71,334
 Paid-in-capital                                             8,842,009        8,842,009
 Statutory reserves                                          9,420,783        9,420,783
 Retained earnings                                          95,371,137       69,079,060
 Accumulated other comprehensive income                      5,714,988        2,234,213
                                                        --------------   --------------
 Total shareholders' equity                                119,420,251       89,647,399
                                                        --------------   --------------
  Total liabilities and shareholders' equity            $  148,746,998   $  121,624,154
                                                        ==============   ==============

                TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
                                REVENUE BY REGION
                                   (Unaudited)

                                  Fourth Quarter
                 ------------------------------------------------
Revenue               2006             2005            Change
--------------   --------------   --------------   --------------
China            $    6,793,469   $   10,686,357            -36.4%
International    $    9,793,691   $    7,271,845             34.7%
                 --------------   --------------   --------------
Total            $   16,587,160   $   17,958,202             -7.6%

                         Twelve Months Ended December 31,
                 ------------------------------------------------
Revenue               2006             2005            Change
--------------   --------------   --------------   --------------
China            $   27,074,979   $   38,181,090            -29.1%
International    $   39,715,487   $   30,507,579             30.2%
                 --------------   --------------   --------------
Total            $   66,790,466   $   68,688,669             -2.8%